Exhibit 3.1

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                 OPTICNET, INC.


         Danforth Joslyn and Robert R. Corr hereby certify that:

         1. The name of this Corporation is OpticNet, Inc.

         2. The Certificate of Incorporation of this Corporation was filed by the Secretary of State of the State of Delaware on February 23, 2000, in the name of OpticNet, Inc.

         3. They are the duly elected and acting President and Secretary, respectively, of OpticNet, Inc., a Delaware corporation.

         4. The Certificate of Incorporation of this Corporation is hereby amended and restated to read as follows:



                                   ARTICLE I
                                      NAME

         The name of this Corporation is OpticNet, Inc. (the "Corporation" or the "Company").

                                   ARTICLE II
                                     ADDRESS

         The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington 19801, County of Newcastle; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

                                  ARTICLE III
                                     PURPOSE

         The purpose of the Corporation is to engage in any lawful act or activity for which a Corporation may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV
                                      STOCK

         This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock". Upon the filing of this Amended and Restated Certificate of Incorporation with the Delaware Secretary of State the authorized number of shares of the Company's Common Stock and Preferred Stock will be as provided herein. The holders of the shares of the Corporation's Nonvoting Common Stock, Voting Common Stock and Preferred Stock have only those rights with respect to such shares as are set forth herein or as otherwise provided under applicable law.

         1. Authorized Common Stock. The total number of shares of Common Stock the Corporation is authorized to issue is Fifty Million (50,000,000) shares, each having a par value of One One-Hundredth of One Cent ($0.0001) per share. The Common Stock shall be issued in two series, Voting Common Stock and Nonvoting Common Stock. Forty-Five Million (45,000,000) shares shall be Voting Common Stock. Five Million (5,000,000) shares shall be Nonvoting Common Stock.

         2. Rights, Preferences and Privileges of Common Stock. The rights, preferences, privileges, restrictions and other matters relating to the Voting Common Stock and Nonvoting Common Stock shall be in all respects identical, except as otherwise required by law or expressly provided in this Section 2.

                  (a) Voting Rights. Except as provided by the Delaware General Corporation Law, the holders of Nonvoting Common Stock shall not be entitled to vote their shares on any matter which the holders of Common Stock shall otherwise be entitled to vote their shares.

                  (b) Automatic Conversion. Upon the election by the Board of Directors, each share of Nonvoting Common Stock shall automatically be converted into one (1) fully-paid and nonassessable share of Voting Common Stock. Notice of such automatic conversion shall be given to each holder of Nonvoting Common Stock within ten (10) days of the date of such election by the Board of Directors. Upon such automatic conversion, any declared and unpaid dividends shall be paid as provided in Section 2(b)(1).

                           (1) Mechanics of Conversion. Upon the election of the
Board of Directors, the outstanding shares of Nonvoting Common Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Voting Common Stock issuable upon such conversion unless the certificates evidencing such shares of Nonvoting Common Stock are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Nonvoting Common Stock, the holders of Nonvoting Common Stock shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Nonvoting Common Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Voting Common Stock into which the shares of Nonvoting Common Stock surrendered were convertible on the date on which such automatic conversion occurred, and shall promptly pay in cash or, to the extent sufficient funds are not then legally available therefor, in Common Stock (at the Common Stock's fair market value determined by the Board of Directors as of the date of such conversion) any declared and unpaid dividends on the shares of Nonvoting Common Stock being converted.

                           (2)  Adjustment  For  Reclassification,  Exchange And
Substitution. If at any time or from time to time after the effective date of this Amended and Restated Certificate of Incorporation (the "Effective Date"), the Voting Common Stock issuable upon the conversion of the Nonvoting Common Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 2(b)), in any such event provision shall be made so that each share of Nonvoting Common Stock shall be convertible upon the election of the Board of Directors into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Voting Common Stock into which such shares of Nonvoting Common Stock would have been convertible immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

                           (3) Reorganizations, Mergers, Consolidations Or Sales
Of Assets. If at any time or from time to time after the Effective Date, there is a capital reorganization of the Voting Common Stock (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 2(b)), as a part of such capital reorganization, provision shall be made so that the holders of the Nonvoting Common Stock shall thereafter be entitled to receive upon conversion of the Nonvoting Common Stock the number of shares of stock or other securities or property of the Corporation to which a holder of the number of shares of Voting Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 2(b) with respect to the rights of the holders of Nonvoting Common Stock after the capital reorganization to the end that the provisions of this Section 2(b) (including adjustment of the number of shares issuable upon conversion of the Nonvoting Common Stock) shall be applicable after that event and be as nearly equivalent as practicable.

                           (4)  Notices Of Record  Date.  Upon (i) any taking by
the Corporation of a record of the holders of any class or series of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other Corporation, or any transfer of all or substantially all the assets of the Corporation to any other person, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Nonvoting Common Stock at least twenty (20) days prior to the record date specified therein a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (3) the date, if any, that is to be fixed as to when the holders of record of Voting Common Stock (or other securities) shall be entitled to exchange their shares of Voting Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

                           (5) Fractional Shares. No fractional shares of Voting
Common Stock shall be issued upon conversion of Nonvoting Common Stock. All shares of Voting Common Stock (including fractions thereof) issuable upon conversion of more than one share of Nonvoting Common Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Corporation shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Voting Common Stock's fair market value (as determined by the Board) on the date of conversion.

                           (6) Payment of Taxes.  The  Corporation  will pay all
taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Voting Common Stock upon conversion of shares of Nonvoting Common Stock, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Voting Common Stock in a name other than that in which the shares of Nonvoting Common Stock so converted were registered.

         3. Authorized Preferred Stock. The total number of shares of Preferred Stock which the Corporation is authorized to issue is Twenty-Two Million (22,000,000) shares, each having a par value of One One-Hundredth of One Cent ($0.0001).

         4. Blank Check Preferred Stock. The authorized but unissued shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, within any limitations and restrictions stated in this Amended and Restated Certificate of Incorporation, to provide for the issue of all or any of the shares of unissued Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares and as may be permitted by the General Corporation Law of the State of Delaware. The Board of Directors is also authorized to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

         5. Rights, Preferences and Privileges of Preferred Stock. Two million (2,000,000) of the authorized shares of Preferred Stock are hereby designated "Series A Preferred Stock" ("Series A Preferred"). The rights, preferences, privileges, restrictions and other matters relating to the Series A Preferred are as follows:

                  (a) Dividend Rights.

                           (1) The  holders of shares of the Series A  Preferred
shall be entitled to receive dividends out of funds legally available therefor at such times and in such amounts as the Board of Directors may determine in its sole discretion, subject to compliance with Section 5(a)(2) below.

                           (2) So long as any shares of Series A Preferred shall
be outstanding no dividend, whether in cash or property, shall be paid or declared, nor shall any other distribution be made, on any Common Stock, nor shall any shares of any Common Stock of the Corporation be purchased, redeemed, or otherwise acquired for value by the Corporation (except for acquisitions of Common Stock by the Corporation pursuant to agreements which permit the Corporation to repurchase such shares upon termination of services to the Corporation or otherwise or in exercise of the Corporation's right of first refusal upon a proposed transfer) until any dividend declared on the Series A Preferred, as the case may be, shall have been paid or declared and set apart. In the event dividends are paid on any share of Common Stock, an additional dividend shall be paid at the same time on all outstanding shares of Series A Preferred in an amount equal per share (on an as-if-converted to Common Stock basis) to the amount paid or set aside for each share of Common Stock. The provisions of this Section 5(a)(2) shall not, however, apply to (i) the conversion of shares of Nonvoting Common Stock to shares of Voting Common Stock, or (ii) any repurchase of any outstanding securities of the Corporation that is approved by the Corporation's Board of Directors. In addition, the holders of the Series A Preferred expressly waive their rights, if any, as described in ss.ss. 502, 503 and 506 of the California General Corporation Law ("CGCL"), as they relate to repurchases of shares upon termination of employment or service as a consultant or director.

                  (b) Voting Rights. Except as otherwise provided herein, including Section 5(e) or as required by law, the shares of Series A Preferred shall be entitled to vote with the shares of the Voting Common Stock, and not as a separate class, at any annual or special meeting of stockholders, and may act by written consent in the same manner as the Voting Common Stock, in either case upon the following basis: each holder of shares of Series A Preferred shall be entitled to the number of votes equal to the number of shares of Voting Common Stock into which such shares of Series A Preferred could be converted immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

                  (c) Liquidation Rights.

                           (1)  Upon  any   liquidation   (as  defined   below),
dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Series A Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Common Stock by reason of their ownership thereof, the sum of (A) fifty cents ($0.50) (the "Effective Date Price") plus (B) any declared and unpaid dividends from the Effective Date (as defined in Section 5(d)(6) below) until the date of payment (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) for each share of Series A Preferred held by them.

                           (2) After payment of the full liquidation  preference
of the Series A Preferred, as set forth above in Section 5(c)(1), upon any liquidation (as defined below), dissolution or winding up of the Corporation, whether voluntary or involuntary (assuming all Nonvoting Common Stock and Series A Preferred are deemed converted into Voting Common Stock at the then applicable conversion rates immediately prior to such liquidation, dissolution or winding up of the Corporation) the holders of the Common Stock shall receive the remaining assets on a pro rata, as-converted basis.

                           (3)  The  following  events  shall  be  considered  a
liquidation under this Section:

                                    (i)  any  consolidation  or  merger  of  the
Company with or into any other Corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, own less than fifty percent (50%) of the Company's voting power immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions in which in excess of fifty percent (50%) of the Company's voting power is transferred (an "Acquisition"); or

                                    (ii) a sale,  lease, or other disposition of
all or substantially all of the assets of the Company (an "Asset Transfer").

                  (d) Conversion Rights. The holders of the Series A Preferred shall have the following rights with respect to the conversion of the Series A Preferred into shares of Voting Common Stock (the "Conversion Rights"):

                           (1) Optional Conversion. Subject to and in compliance
with the provisions of this Section 5(d), any shares of Series A Preferred may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Voting Common Stock. The number of shares of Voting Common Stock to which a holder of Series A Preferred will be entitled upon conversion will be the product obtained by multiplying the "Series A Conversion Rate" then in effect (determined as provided in Section 5(d)(3)) by the number of shares of Series A Preferred being converted.

                           (2) Automatic Conversion.

                                    (i) Each share of Series A  Preferred  shall
automatically be converted into shares of Voting Common Stock, based on the then-effective Series A Conversion Price (as defined in Section 5(d)(4)) at any time upon the affirmative vote of the holders of at least seventy-five percent (75%) of the Series A Preferred Stock then outstanding. Upon such automatic conversion, any declared and unpaid dividends shall be paid in accordance with the provisions of Section 5(d)(5).

                           (3) Conversion Rate. The Conversion Rate in effect at
any time for  conversion  of the Series A Preferred  (the  "Series A  Conversion
Rate") shall be the quotient obtained by dividing the Effective Date Price applicable thereto by the Conversion Price applicable to such series, calculated as provided in Section 5(d)(4) below.

                           (4) Conversion  Price.  The conversion  price for the
Series A Preferred shall initially be the Effective Date Price (the "Series A Conversion Price"). Such initial Series A Conversion Price shall be adjusted from time to time in accordance with this Section 5(d). All references to the Series A Conversion Price herein shall mean the Series A Conversion Price as so adjusted.

                           (5) Mechanics of Conversion.  Each holder of Series A
Preferred who desires to convert the same into shares of Voting Common Stock pursuant to this Section 5(d)(5) shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Series A Preferred and shall give written notice to the Corporation at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series A Preferred being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Voting Common Stock to which such holder is entitled and shall promptly pay in cash or, to the extent sufficient funds are not then legally available therefor, in shares of Voting Common Stock (at the Common Stock's fair market value determined by the Board of Directors as of the date of such conversion), any declared and unpaid dividends on the shares of Series A Preferred being converted. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of the Series A Preferred to be converted, and the person entitled to receive the shares of Voting Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Voting Common Stock on such date.

                           (6) Adjustment for Stock Splits and Combinations.  If
the Corporation at any time or from time to time after the Effective Date effects a subdivision of the outstanding Common Stock, the Conversion Price of the Series A Preferred in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Corporation at any time or from time to time after the Effective Date combines the outstanding shares of Common Stock into a smaller number of shares, the Conversion Price of the Series A Preferred in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 5(d)(6) shall become effective at the close of business on the date the subdivision or combination becomes effective.

                           (7)  Adjustment   for  Common  Stock   Dividends  and
Distributions. If the Corporation at any time or from time to time after the Effective Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Conversion Price of each series of Preferred Stock that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying such Conversion Price then in effect by a fraction (A) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (B) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, such Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter such Conversion Price shall be adjusted pursuant to this Section 5(d)(7) to reflect the actual payment of such dividend or distribution.

                           (8)    Adjustments    for   Other    Dividends    and
Distributions. If the Corporation at any time or from time to time after the Effective Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, in each such event provision shall be made so that the holders of the Series A Preferred shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of other securities of the Corporation which they would have received had their Series A Preferred been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 5(d) with respect to the rights of the holders of the Series A Preferred or with respect to such other securities by their terms.

                           (9)  Adjustment  for  Reclassification,  Exchange and
Substitution. If at any time or from time to time after the Effective Date the Common Stock issuable upon the conversion of the Series A Preferred is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 5(d)), in any such event each holder of Series A Preferred shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Voting Common Stock into which such shares of Series A Preferred could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

                           (10)  Reorganizations,   Mergers,  Consolidations  or
Sales of Assets. If at any time or from time to time after the Effective Date there is a capital reorganization, merger, consolidation or sale of all or substantially all of the Corporation's assets (a "Capital Reorganization") of the Common Stock (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 5(d)), as a part of such Capital Reorganization, provision shall be made so that the holders of the Series A Preferred shall thereafter be entitled to receive upon conversion of the Series A Preferred the number of shares of stock or other securities or property of the Corporation to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such Capital Reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5(d)(10) with respect to the rights of the holders of Series A Preferred after the Capital Reorganization to the end that the provisions of this Section 5(d)(10) (including adjustment of the Conversion Price applicable to such series then in effect and the number of shares issuable upon conversion of the Series A Preferred) shall be applicable after that event and be as nearly equivalent as practicable.

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

                           (11) Sale of Shares Below Conversion Price.

                                    (i) If at any  time  or  from  time  to time
after the Effective Date, the Company issues or sells, or is deemed by the express provisions of this subsection (11) to have issued or sold, Additional Shares of Common Stock (as defined in subsection (11)(iv) below), other than as a dividend or other distribution on any class of stock as provided in Section 5(d)(7) above, and other than a subdivision or combination of shares of Common Stock as provided in Section 5(d)(6) above, for an Effective Price (as defined in subsection (11)(iv) below) less than the then effective Conversion Price with respect to the Series A Preferred, then in such case the then existing Conversion Price for the Series A Preferred shall be automatically reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying such Conversion Price by a fraction (i) the numerator of which shall be (A) the number of shares of Common Stock outstanding (as defined below) immediately prior to such issuance or sale, plus (B) the number of shares of Common stock which the aggregate consideration received (as defined in subsection (11)(ii)) by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price, and (ii) the denominator of which shall be (C) the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale, plus (D) the total number of Additional Shares of Common Stock so issued. For the purposes of the preceding sentence, the number of shares of Common Stock deemed outstanding as of a given date shall be the sum of (A) the number of shares of Common Stock actually outstanding, and (B) the number of shares of Common Stock into which the then outstanding shares of Series A Preferred could be converted if fully converted on the date immediately preceding the given date.

                                    (ii)  For  the   purpose   of   making   any
adjustment required under this subsection (11), the consideration received by the Company for any issue or sale of securities shall (A) to the extent it consists of cash, be computed at the net amount of cash received by the Company after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale but without deduction of any expenses payable by the Company; (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors, after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale, but without deduction of any expenses payable by the Company; or (C) if Additional Shares of Common Stock, Convertible Securities (as defined in subsection (11)(iii)) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

                                    (iii)  For  the  purpose  of the  adjustment
required under this subsection (11), if the Company issues or sells any rights or options for the purchase of, or stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being herein referred to as "Convertible Securities") and if the Effective Price of such Additional Shares of Common Stock is less than the Conversion Price with respect to the Series A Preferred, then the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amount of consideration, if any, payable to the Company upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amount of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof; provided that if in the case of Convertible Securities the minimum amount of such consideration cannot be ascertained, but is a function of antidilution or similar protective clauses, the Company shall be deemed to have received the minimum amount of consideration without reference to such clauses; provided further that if the minimum amounts of consideration payable to the Company upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further that if the minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options, or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities.

                  No further adjustment of the Conversion Price with respect to the Series A Preferred, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, such Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to such Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Series A Preferred.

                                    (iv)  "Additional  Shares of  Common  Stock"
shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this subsection (11), whether or not subsequently reacquired or retired by the Company, other than (1) shares of Common Stock issued upon conversion of the Series A Preferred; (2) shares of Common Stock and/or options, warrants or other rights (as adjusted for any stock dividends, combinations, splits, recapitalization and the like) after the Effective Date to employees, officers or directors of, or consultants or advisors to the Company or any affiliate thereof (defined as any person or entity directly or indirectly controlling, controlled by or under common control with the Company, any person or entity owning or controlling 25% or more of the outstanding voting securities of the Company and any officer, director or employee of any such affiliated entity) pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board; (3) shares of Preferred or Common Stock, or any warrant therefor or other convertible security, issued in conjunction with equipment lease financing arrangements; (4) shares issued after repurchase pursuant to any restricted stock purchase agreement following a termination; and
(5) shares of Common Stock issued pursuant to the exercise or conversion of options, warrants or convertible securities (including, without limitation, shares of Voting Common Stock issuable upon conversion of the Nonvoting Common Stock) outstanding as of the Effective Date.

         The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this subsection (11), into the aggregate consideration received, or deemed to have been received by the Company for such issue under this subsection (11), for such Additional Shares of Common Stock.

                           (12)  Certificate of  Adjustment.  In each case of an
adjustment or readjustment of the Conversion Price with respect to any series of Preferred Stock or the number of shares of Common Stock or other securities issuable upon conversion of the Series A Preferred, the Corporation, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to the registered holder of Series A Preferred at the holder's address as shown in the Corporation's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (A) the Conversion Price with respect to such series at the time in effect, and (B) the type and amount, if any, of other property that at the time would be received upon conversion of the Series A Preferred.

                           (13) Notices of Record  Date.  Upon (A) any taking by
the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (B) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any Acquisition (as defined in Section 5(c)(3)(i)), or any Asset Transfer (as defined in Section 5(c)(3)(ii)), or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series A Preferred, at least 20 days prior to the record date specified therein, a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such reorganization, reclassification, Acquisition, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, Acquisition, Asset Transfer, dissolution, liquidation or winding up.

                           (14)  Fractional  Shares.  No  fractional  shares  of
Common Stock shall be issued upon conversion of the Series A Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Corporation shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock's per share fair market value (as determined in good faith by the Board of Directors) on the date of conversion.

                           (15)  Reservation of Stock Issuable Upon  Conversion.
The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Voting Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred, such number of its shares of Voting Common Stock as will from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred. If at any time the number of authorized but unissued shares of Voting Common Stock is not sufficient to effect the conversion of all then outstanding shares of the Series A Preferred, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Voting Common Stock to such number of shares as will be sufficient for such purpose.

                           (16) Notices.  Any notice  required by the provisions
of this Section 5(d) to be given to the holders of shares of the Series A Preferred shall be deemed given upon the earlier of actual receipt or 15 days after the same has been deposited in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, and addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

                           (17) Payment of Taxes. The Corporation  shall pay all
taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Voting Common Stock upon conversion of shares of Series A Preferred, excluding any tax or other charge imposed in connection with any transfer involved in the issuance and delivery of shares of Voting Common Stock in a name other than that in which the shares of Series A Preferred so converted were registered.

                  (e) Protective Provisions.

                           (1) So long as at least  400,000  shares  of Series A
Preferred are outstanding or as may otherwise be required by applicable law, the Corporation shall not, without the vote or written consent of the holders of at least a majority of the shares of the Series A Preferred then outstanding (i) alter or change the rights, preferences or privileges of the shares of the Series A Preferred so as to affect the Series A Preferred adversely, (ii) authorize the issuance of any additional shares of Preferred Stock of the Corporation, (iii) enter into any agreement for an Acquisition or an Asset Transfer (as defined in Sections 5(c)(3)(i) and 5(c)(3)(ii), respectively or (iv) agree to any voluntary liquidation or dissolution of the Corporation.



                                   ARTICLE V
                                   MANAGEMENT

         For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

         1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors that will constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the Bylaws.

         2. Election of Directors

                  (a) Until such time as the Corporation shall no longer be subject to ss.2115(b) of the CGCL, all directors of the Corporation shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Each director shall hold office until either the expiration of the term for which elected or appointed and until a successor is duly elected and qualified or until such director's death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                  (b) At such time as the Corporation is a "listed" Corporation within the meaning of ss.301.5 of the CGCL and shall no longer be subject to
Section 2115(b) of the CGCL, Section 2(a) of this Article V shall not apply and this Section 2.b. of this Article V shall control as to the election of directors.

                           (1) Subject to any rights of holders of any series of
Preferred Stock to elect additional directors under specified circumstances, the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively, provided that the Corporation has at least six authorized directors, or, if fewer than six but more than three authorized directors, the directors shall be divided into two classes designated as Class I and Class II. If fewer than three authorized directors, all directors shall be elected at each annual meeting of the stockholders to hold office until the next annual meeting. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

                  (c) No stockholder entitled to vote at an election for directors may cumulate votes to which such stockholder is entitled, unless, at the time of such election, the Corporation (i) is subject to ss.2115(b) of the CGCL and (ii) is not a "listed" Corporation under ss.301.5 of the CGCL. During this time, every stockholder entitled to vote at an election for directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such stockholder's shares are otherwise entitled, or distribute the stockholder's votes on the same principle among as many candidates as such stockholder thinks fit. No stockholder, however, shall be entitled to so cumulate such stockholder's votes unless (i) the names of such candidate or candidates have been placed in nomination prior to the voting and (ii) the stockholder has given notice at the meeting, prior to the voting, of such stockholder's intention to cumulate such stockholder's votes. If any stockholder has given proper notice to cumulate votes, all stockholders may cumulate their votes for any candidates who have been properly placed in nomination. Under cumulative voting, the candidates receiving the highest number of votes, up to the number of directors to be elected, are elected.

         3. Removal of Directors

                  (a) During such time or times that the corporation is subject to Section 2115(b) of the CGCL, the Board of Directors or any individual director may be removed from office at any time without cause by the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote on such removal, voting together as a single class; provided, however, that unless the entire Board is removed, no individual director may be removed when the votes cast against such director's removal, or not consenting in writing to such removal, would be sufficient to elect that director if voted cumulatively at an election in which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of such director's most recent election were then being elected.

                  (b) At any time or times that the corporation is not subject to Section 2115(b) of the CGCL and subject to any limitations imposed by law,
Section 3(a) above shall not apply and the Board of Directors or any director may be removed from office at any time (i) with cause by the affirmative vote of the holders of a majority of the voting power of all then outstanding shares of voting stock of the corporation entitled to vote at an election of directors, voting together as a single class or (ii) without cause by the affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3 %) of the voting power of all then-outstanding shares of voting stock of the corporation entitled to vote at an election of directors, voting together as a single class.

         4. Vacancies

                  (a) Subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified.

                  (b) If at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in offices as aforesaid, which election shall be governed by ss.211 of the DGCL.

                  (c) Until such time as the Corporation is no longer subject to ss.2115(b) of the CGCL, if, after the filling of any vacancy by the directors then in office who have been elected by stockholders such number of directors then in office shall constitute less than a majority of the whole board, then

                           (i) Any  holder or holders  of an  aggregate  of five
percent (5%) or more of the total number of shares at the time outstanding having the right to vote for those directors may call a special meeting of stockholders; or

                           (ii) The Superior  Court of the proper  county shall,
upon application of such stockholder or stockholders, summarily order a special meeting of stockholders, to be held to elect the entire board, all in accordance with ss.305(c) of the CGCL. The term of office of any director shall terminate upon that election of a successor.

         5. Bylaw Amendments

                  Subject to paragraph (h) of Section 43 of the Bylaws, the Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the voting stock of the Corporation entitled to vote, voting together as a single class. The Board of Directors shall also have the power to adopt, amend, or repeal Bylaws.

         6. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

         7. No action shall be taken by the stockholders of the corporation except at an annual or special meeting of stockholders or by the written consent of the stockholders, each in accordance with the Bylaws.

         8. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the corporation shall be given in the manner provided in the Bylaws of the corporation.

                                   ARTICLE VI
                             LIABILITY OF DIRECTORS

         A. The liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law.

         B. Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

         C. The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the CGCL) for breach of duty to the Corporation and its stockholders through bylaw provisions or through agreements with the agents, or through stockholder resolutions, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the CGCL, provided that during such time the Corporation is subject to Section 2115 of the CGCL the Corporation shall comply with the limits on excess indemnification set forth in
Section 204 of the CGCL.

                                   ARTICLE VII
                                    AMENDMENT

         A. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

         B. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the outstanding shares of the voting stock, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI, and VII.

                                    * * * * *

         9. The Corporation's Board of Directors, the holder of the Series A Preferred, a majority of the outstanding shares of the Corporation's Voting Common Stock and Nonvoting Common Stock voting as a class together, and a majority of all outstanding shares of the Corporation's Series A Preferred and Voting Common Stock voting together have duly adopted this Amended and Restated Certificate in accordance with ss.ss. 228, 242 and 245 of the DGCL. The total number of shares entitled on the matters contained herein was two million (2,000,000) shares of the Series A Preferred Stock, three million six hundred sixteen thousand (3,616,000) shares of the Voting Common Stock and two million six hundred ninety-five thousand four hundred and twenty-eight (2,695,428) shares of the Nonvoting Common Stock.







                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, this Certificate has been subscribed this 26th day of February, 2002 by the undersigned, who affirms that the statements made herein are true and correct.

                                     OPTICNET, INC.



                                     By:  /s/ Danforth Joslyn
                                        ----------------------------------------
                                              Danforth Joslyn
                                              President


ATTEST:



By:  /s/ Robert R. Corr
   ---------------------------
         Robert R. Corr
         Secretary